* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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[*] Mobile Services Reseller Agreement	Agreement Number: ([*] will complete)	______________

This [*] Mobile Services Reseller Agreement (“Agreement”) is between the entities identified below.

The “Effective Date” of this Agreement will be the date [*] signs the Agreement after execution by Company as specified below. In this Agreement, “Company” means IXI Mobile, Inc.; and “[*]” means [*] Corporation. [*] and Company are sometimes referred to individually as a “Party” and collectively as the “Parties” in this Agreement. Each party agrees to notify the other in accordance with Section 15.1 if the information below changes during the Term.

“Company”: IXI Mobile, Inc	“[*]”: [*]
Street Address:	Street Address: [*]
City and State / Province:	City and State: [*]
ZIP Code:	ZIP Code: [*]
Contact Name:	[*] Account Manager Name, Location: [*]
Phone Number:	Phone Number: [*]
Fax Number:	Fax Number: [*]
E-Mail Address:	E-Mail Address: [*]
For the Attention of:	For the Attention of:
Accounts Payable Contact Name, Phone Number and Email Address:
NOTICES Information (if different from above): Company Name, Street Address , City and State / Province, ZIP Code:	All NOTICES must also be sent to: [*] Law and Corporate Affairs
Fax Number:	Fax Number:
For the Attention of:	For the Attention of: [*]

This Agreement consists of this cover page, the enclosed Terms and Conditions, Exhibits, and any addenda or amendments entered into in writing under this Agreement, as well as any Service Schedules executed by the Parties at any time hereunder. These documents form the entire agreement between Company and [*] and supersede all prior and contemporaneous communications, agreements or contracts, whether oral or written, concerning the subject matter hereof, and no agreements or understandings varying or extending this Agreement, shall be binding upon any Party hereto unless agreed to in writing and signed by a duly authorized officer or representative thereof.

IXI Mobile, Inc.	[*]

By (sign): /s/	By (sign): [*]
Name (print):	Name (print): [*]
Title:	Title: [*]
Date:	Effective Date: [*]

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TERMS AND CONDITIONS

1. Background and Purpose. [*] develops, operates and/or markets Internet-based information and communications services accessible to a significant installed base of users via Mobile Devices and the World Wide Web, and Company provides mobile content and publishing services to Carriers in the Territory. The purpose of this Agreement is to appoint Company as a non-exclusive reseller in the Territory, and to establish the process for Company to provide [*] Mobile Services to Subscribers via Carriers. This Agreement is non-exclusive and the Parties will be free to enter into agreements with any Third Party(ies) covering cooperation on services, technologies and/or products within the scope of this Agreement.

2. Definitions. The terms set forth below will have the following meanings:

“Acceptance” or “Accepted” shall have the meaning set forth in the Testing Process for the applicable [*] Mobile Service.

“Affiliate” shall mean a legal entity that (a) owns and controls a Party, directly or indirectly, or (b) is owned and controlled, directly or indirectly, by a Party, or (c) is directly or indirectly under common ownership and control with a Party.

“Aggregate Information” shall mean usage data or other information about multiple Subscribers on an aggregate basis that does not contain Personally Identifiable Information.

“Carrier” shall mean a mobile telecommunications network operator and/or provider of mobile telecommunications services providing services within the Territory and listed in Exhibit A hereto.

“Carrier Agreement” shall mean an agreement between Company and a Carrier necessary for the provision of the Services and for generating revenue including without limitation agreements relating to: (i) the termination and origination of Services by the Carrier; and (ii) billing and collection of fees from Subscribers using the [*] Mobile Services.

“Carrier Network(s)” shall mean the telecommunications switching equipment, cell site transceiver equipment and other equipment and systems which are owned, operated, leased or managed by the Carrier (including its relevant Affiliates) for the provision of the [*] Mobile Services in any part of the Territory.

“Carrier User Data” shall mean all data, whether Aggregate Information or Personally Identifiable Information, generated or collected by Carrier in connection with a user’s registration and use of the Company Services.

“Company Marks” shall mean those trademarks of Company which are set forth on Exhibit D hereto, and such other trademarks, if any, that Company may from time to time identify for [*] and which the Parties shall agree, in writing, as being “Company Marks” within the meaning of this Agreement.

“Company Services” means the wireless network services offered by Company or a Carrier, including but not limited to the Company or Carrier network and any Company or Carrier solutions developed by or for Company or Carrier, that enable Subscribers to access one or more [*] Mobile Services via Mobile Devices under the terms of this Agreement.

“Input” shall mean suggestions, comments or other feedback which either Party may, from time to time during the course of this Agreement, provide to the other Party with respect to the [*] Mobile Services and Company Services, respectively.

“[*] Marks” shall mean those trademarks of [*] which are set forth on Exhibit D hereto, and such other trademarks, if any, that [*] may from time to time identify for Company and which the Parties shall agree, in writing, as being “[*] Marks” within the meaning of this Agreement.

“[*] User Data” shall mean all data, whether Aggregate Information or Personally Identifiable Information, generated or collected by or for [*] under the terms of any [*] user agreement in connection with a user’s registration and use of the Services, including but not limited to all data collected via the Provisioning Services.

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“Mobile Device” shall mean a wireless device, including, but not limited to a phone, a personal digital assistant or any other wireless device that enables a Subscriber or potential Subscriber to access the Services provided by Company to a Carrier or Company.

“[*] Mobile Services” shall mean the [*] mobile services of [*] that the Parties elect to include within this Agreement by identification in one or more Services Schedules that may be executed from time to time by the Parties hereunder.

“[*] Mobile Services Marketing Agreement” means the marketing and trademark licensing agreement in the form provided by [*] to Company from time-to-time, which agreement is signed by Carrier and [*] (but not by Company).

“[*] Mobile Site” means [*]’s website located at [*] or such other location as [*] may designate from time to time.

“Non-Disclosure Agreement” shall mean that certain Non-Disclosure Agreement by and between the Parties dated as of [*].

“Non-Priority Territory” shall mean any country that is not a Priority Territory.

“Patent(s)” shall mean patents of any Third Party that are issued and enforceable in [*].

“Person” shall mean any individual person, corporation, partnership, co-partnership, limited liability company, firm, joint venture, association, joint stock company, trust, estate, unincorporated organization, or other entity, however organized.

“Personally Identifiable Information” means information: (a) that identifies or can be used to identify, contact or locate the individual person to whom such information pertains, or (b) from which identification or contact information of an individual person can be derived. Personally Identifiable Information includes, but is not limited to: name, address, phone number, fax number, email address, social security number or other government-issued identifier, and credit card information. Additionally, to the extent any other information (such as, but not necessarily limited to, a personal profile, unique identifier, biometric information and/or IP address) is associated or combined with Personally Identifiable Information, then such information also will be considered Personally Identifiable Information.

“Priority Territories” shall mean the territories set forth in Exhibit A.

“Provisioning Services” shall mean, with respect to each [*] Mobile Service, the provisioning services developed, implemented, hosted and maintained by each Party that enable Subscribers to sign-up for and configure such [*] Mobile Service, as more fully described in the applicable Service Schedule.

“Services” shall mean the [*] Mobile Services provided to Subscribers and potential Subscribers via the Carrier Network using the Company Services.

“Service Schedule” shall mean a schedule to this Agreement that identifies one or more [*] Mobile Services and is executed by the Parties at any time hereunder.

“Subscribers” shall mean an individual having access to the [*] Mobile Services via the Company Services through a Carrier with whom Company has a Carrier Agreement.

“Term” shall mean the period of time from the Effective Date until the termination or expiration of this Agreement, including any renewal periods, as stated in Section 10 below.

“Territory” shall mean the Countries set forth in Exhibit A.

“Testing Process” shall mean, with respect to each [*] Mobile Service, the testing process that must be performed prior to launch of such [*] Mobile Service by each Carrier, as is more fully described in the applicable service schedule.

“Third Party” shall mean any Person not a Party to this Agreement.

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“User Data” shall mean both the [*] User Data and the Carrier User Data.

3. Services.

3.1 General. [*] hereby appoints Company as a reseller of the [*] Mobile Services to Carriers in the Territory during the Term, and the Company agrees to act in that capacity, subject to the terms and conditions of this Agreement. Company may only resell the [*] Mobile Services to a Carrier that: (i) has designated Company as an [*] Mobile Reseller in the [*] Mobile Services Marketing Agreement accepted and executed by [*]; and (ii) is located in the Territory.

3.2 Service Delivery. [*] will, in accordance with the terms set forth in this Agreement, provide applicable [*] Mobile Service to the Company upon Acceptance of such [*] Mobile Service. Company will, in accordance with the terms set forth in this Agreement, provide the Company Services. [*] hereby authorizes Company to provide the [*] Mobile Services to existing and potential Subscribers via the Carrier Network using the Company Services.

a. Connectivity. The Parties will establish technical connections between the [*] Mobile Services platform, the Company Services and the Carrier Network to enable the provisioning of the Services to Subscribers. Company is responsible for obtaining and for providing [*] with configuration data required for establishing such connectivity as is further detailed in each applicable Service Schedule. Each party, at its option, may engage a Third Party to provide any of such technical connections.

b. Suspension of Service. [*] may suspend its performance under this Agreement, in whole or in part, at any time if, and for the period of time that [*], in its sole and absolute discretion, reasonably believes that suspension of its performance under this Agreement is necessary to ensure the integrity, security, performance, and availability of the [*] Mobile Service. [*] will negotiate in good faith any request from Company for relief of the Company’s Target (as such term is defined in Schedule 1 herein) if [*] suspends the [*] Mobile Services. Any such request by Company will be deemed a Dispute under Section 8.2 below and be governed by the terms of Section 8.2.

c. Branding. The [*] Mobile Services shall include the primary branding of [*], in [*]’s sole discretion.

3.3 [*] Rights and Obligations.

a. Changes to the [*] Mobile Services. [*] shall have sole control over the content and functionality of the [*] Mobile Services. [*] may vary, alter, reduce, redesign, substitute, remove or suspend any of the components of the [*] Mobile Services at any time without notice.

b. Provisioning Services. [*] will provide such Provisioning Services as may be specified in the applicable Service Schedule.

c. Customer and Operational Support. [*] shall provide [*]-tier support and maintenance services for Company’s [*]-tier support organization. [*] shall use commercially reasonable efforts to maintain and support the [*] Mobile Services and any Provisioning Services for which it is responsible in accordance with the applicable operational support procedures set forth in Exhibit C.

d. Reservation of Rights. [*] reserves all rights not expressly granted herein.

3.4 Company’s Rights and Obligations.

a. Testing Process. Company will test each [*] Mobile Service in accordance with the Testing Process set forth in the applicable Service Schedule. Each Party shall use commercially reasonable efforts to cause each of the [*] Mobile Services to be Accepted.

b. Technical Requirements. Company shall ensure that the Carrier Network, the Company Services comply with the technical requirements for provisioning of the [*] Mobile Services as further detailed in the applicable Service Schedule.

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c. Carrier and Subscriber Support. As between [*] and Company, Company shall be responsible for [*]- and [*]-tier support and maintenance services for Carriers and Subscribers, including without limitation, the Operational Support Procedures set forth in Exhibit C.

d. Changes to Company Services and Mobile Devices. Except as may be otherwise provided in a Service Schedule, Company shall use commercially reasonable efforts to give [*] at least [*] prior written notice, or other notice as reasonably practicable, of any material change to the Company Services or the Carrier Network of which Company is aware and would reasonably be expected to have a material effect on delivery and/or deployment of the [*] Mobile Services.

e. Subscriber Billing. As between the Parties, Company shall be responsible for setting and collecting fees from Carriers for Subscribers access to the [*] Mobile Services and all direct communications with Subscribers regarding access to the [*] Mobile Services, and any end user agreement required for access to the Company Services, including but not limited to all terms and conditions related to the setting and collecting of any fees from Subscribers for access to the [*] Mobile Services.

3.5 Carrier Agreements and [*] Mobile Services Marketing Agreement.

a. General. Company is responsible for negotiating and implementing Carrier Agreements with Carriers. Company will be responsible for all contractual negotiations and communication, technical communications, dispute resolution, implementation and support to Carriers pursuant to such Carrier Agreements. With the exception of any applicable terms contained in this Agreement, Company has complete discretion to establish with the Carrier the pricing and all other terms and conditions regarding Company’s provision of [*] Mobile Services to such Carrier. The negotiation of these terms between Company and the Carrier will not be subject to approval or review by [*] in any way. With respect to the [*] Mobile Services Marketing Agreement, Company may, subject to Section 3.5(b) below, present the form of the [*] Mobile Services Marketing Agreement to a prospective Carrier, but Company is not authorized to modify or negotiate in any manner the terms of the [*] Mobile Services Marketing Agreement. [*] reserves the right to accept or reject, in its sole discretion, any changes proposed by a Carrier to the [*] Mobile Services Marketing Agreement; provided, however, that [*] will use commercially reasonable efforts to enter into the [*] Mobile Services Marketing Agreement with Carrier in a reasonably timely manner.

b. Prioritization. Company may only present [*] Mobile Services Marketing Agreement form to prospective Carriers that Company reasonably believes will commercially deploy the [*] Mobile Services to potential Subscribers, within [*] after the effective date of a [*] Mobile Services Marketing Agreement; provided, however, that Company may request, and [*] at its sole discretion may grant, exceptions to this requirement. Company must implement a validation process, documented in writing, to ensure that Carriers meet these criteria and make the documentation data available to [*] upon request.

c. Information. Company shall [*] notify [*] (i) of any Carrier that is presented, by Company, with the [*] Mobile Services Marketing Agreement. Company shall notify [*] in writing [*] upon entering into a Carrier Agreement. Company shall provide [*] with at least [*] notice prior to launch of the [*] Mobile Services with a Carrier. Company shall keep [*] reasonably informed on a regular basis about the status of pending discussions with Carriers and on a [*] basis provide [*] with a written sales forecast including without limitation expected number of Carrier Agreements during the next [*] period, requested commercial launch dates and such other sales related information that [*] may reasonably expect in order to assist [*] plan the for roll out and commercial deployment of the [*] Mobile Services.

d.  Minimum Terms of the Carrier Agreement. Company will use commercially reasonable efforts to ensure, at a minimum, that each Carrier Agreement contain terms protective of [*] as follows: (a) terms that are at least as protective of [*]’s rights interests as the terms contained in Sections 3.2(b), 3.2(c), and 3.4(d) and such terms that are explicitly set forth in the applicable Service Schedule (excluding Section 3.1 of Service Schedule 1 hereto), (b) terms that disclaim, to the extent permitted by applicable law, all warranties by [*] and any liability by [*] for any damages, whether direct, indirect, or consequential, arising from the [*] Mobile Services; and (c) terms stating that the Carrier shall provide Company with necessary subscriber information as necessary to provide the reports in Section 5.2 below on a [*] basis; (d) terms stating that the Carrier is responsible for the billing relationship with the Subscriber and as such is responsible for collection of all applicable value added taxes to be collected from Subscribers of the Services for their use of the Services and remittance of such collected taxes to the appropriate taxing authority; unless such billing and collection services are provided by Company; and (e) terms that include [*] as a third party beneficiary thereof with respect to [*]’s intellectual property rights. For the purposes of this Section 3.5(d) commercially reasonable efforts means that Company will ensure (i) that said minimum terms will be presented and duly negotiated with the Carrier; (ii) that [*] is notified about if and what terms the Carrier is unwilling to accept; and (iii) that Company will not, without [*]’s express written consent, deliver [*] Mobile Services to such Carrier unless such minimum terms are approved by the Carrier.

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e. Reservation of Rights. [*] expressly reserves the right at any time during the Term to terminate any [*] Mobile Services Marketing Agreement pursuant to its terms. [*] agrees to notify Company in writing of the termination of any Carrier to whom Company is provisioning [*] Mobile Services. [*] will use all commercially reasonable efforts to give Company [*] prior notice [*] of such event. Such notification to Company will include the Carrier’s name and current contact information. All notifications will be sent via a courier service able to track package delivery. Following such a notice, Company will immediately cease the provisioning of [*] Mobile Services to the terminated Carrier. If [*] so terminates a Carrier’s [*] Mobile Services Marketing Agreement, Company will [*]. [*] will negotiate in good faith any request from Company for relief of the Company’s Target (as such term is defined in Schedule 1 herein) if [*] terminates a Carrier’s [*] Mobile Services Marketing Agreement. Any such request by Company will be deemed a Dispute under Section 8.2 below and be governed by the terms of Section 8.2.

f. Termination of Relationship with a Carrier. In the event that Company’s relationship with a Carrier terminates, the Carrier may appoint a new [*] Mobile Reseller and Company must notify [*] in writing of such termination. Company will use all commercially reasonable efforts to give [*] prior notice [*] of such event. Such notification to [*] will include the Carrier’s name and current contact information. All notifications will be sent via a courier service able to track package delivery. Company’s rights and obligations hereunder with respect to such Carrier will terminate [*] from [*]’s receipt of the required notice or upon the date of termination of Company’s relationship with the Carrier, whichever occurs later.

4. Marketing

4.1 Marketing Plan. The Parties will use commercially reasonable efforts to comply with the agreed marketing plan.

5. Fees; Payments.

5.1 Fees. Company shall pay to [*], with respect to each [*] Mobile Service, the fees set forth in the applicable Service Schedule in accordance with Section 5.3 below.

5.2 Invoices to Company. Within [*] from the end of each [*] following the commercial launch of the [*] Mobile Service with the first Carrier hereunder, [*] shall deliver one or more invoices to Company for all fees due hereunder for all applicable [*] Mobile Services for such [*]. Except as otherwise provided in a Service Schedule, such fees will be determined based on [*]. Company shall provide such reasonable and necessary information as [*] may specify from time to time and mutually agreed to by written notice in order for [*] to prepare each invoice.

Within [*] from the end of each [*], Company shall deliver to [*] a written summary for such [*] including items mutually agreed to by Company and [*]. Such summary shall include the following detail by Carrier:

•	Number of [*] subscriptions or transactions for the [*]

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•	Number of [*] instant messages sent and received by Subscribers in that month

•	Number of [*] email messages sent and received by Subscribers

•	For the [*] market only, number of Subscribers for each [*] Mobile Service for the month

•	Number of [*], where [*] are those Subscribers who accessed one or more [*] Mobile Services in that month

•	If available to Company, Number of Subscribers who cancelled an [*] Mobile Service in that month

In addition, such summary may include, at Company’s reasonable discretion, the following detail by Carrier and such other reasonable and necessary information as [*] may request from time to time:

•	Number of [*] contacts per Subscriber

•	Email attachment size per email

•	Email attachment type (e.g., document, photo, etc.) per email

5.3 Payments to [*]. All amounts payable by Company under this Agreement are due and owing [*] after the receipt of [*]’s invoice of such amounts. If payment is not received by [*] by such date, Company may be assessed a finance charge (accruing from the due date until payment is received) equal to the [*] of (a) [*] of the unpaid invoice amount per month or (b) [*]. [*] Company will pay the full amount of the invoice in U.S. dollars by bank wire transfer or, if directed by [*], by electronic funds transfer through an Automated Clearing House (“ACH”) with electronic remittance detail attached, to the following address or such other addresses as may be specified by [*] from time to time:

[*]

Company will include the Agreement number and the [*] invoice number, if any, on each electronic payment.

5.4 [*]’s Audit of Company Records. During the Term and for [*] thereafter, Company agrees to keep all books and records it deems usual and proper relating to the calculations of payments due to [*] under this Agreement. To verify such calculations, [*] may, during the Term and for [*] thereafter, at its sole cost and expense, subject to the balance of this Section 5.4, review copies of such books and records strictly relating to the calculation of payments due under this Agreement. Any audit or inspection under this Section will be conducted following at least [*] prior written notice by [*], and in a manner that does not unreasonably interfere with Company’s operations. Company agrees to provide [*]’s designated audit and/or inspection team with copies of such relevant books and records strictly relating to calculation of payments due under this Agreement. In addition, if any audit or inspection conducted under this Section reveals that Company has materially underpaid the [*] fees due hereunder, Company will pay the reasonable costs of such audit or inspection, [*].

a. Materiality. For purposes of this Section, “materially” shall mean that actual payments due as disclosed by an audit are more than [*] more than Company has actually paid during any particular payment period covered by such audit.

b. Frequency. Unless the prior audit revealed that Company has materially under-paid fees, [*] shall be entitled to conduct an audit or inspection under the terms of this Section only [*] during each [*] of the Term, and only [*] per [*] following the Term.

c. Confidentiality. The books, records, other materials disclosed and results of any inspection or audit hereunder will be subject to the confidentiality obligations referenced in Section 11.1 of this Agreement.

5.5 Taxes.

a. The amounts to be paid by [*] to [*] hereunder [*] foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of services to Company by [*] under this Agreement, regardless of whether the same are separately stated by [*]. All such taxes (and any penalties, interest, or other additions to any such taxes), with the exception of taxes imposed on [*]’s net income or with respect to [*]’s property ownership, shall be the financial responsibility of [*].

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b. [*] will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority on the services provided under this Agreement or any transaction related thereto in each country in which the services are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery. Any taxes that are owed by [*], (i) as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required or permitted to be collected from [*] by [*] under applicable law, and (iii) are based upon the amounts payable under this Agreement (such taxes described in (i), (ii), and (iii) above the “Collected Taxes”), shall be remitted [*], whereupon, upon request, [*] shall provide to [*] tax receipts or other evidence indicating that such Collected Taxes have been collected by [*] and remitted to the appropriate taxing authority. [*] may provide to [*] an exemption certificate acceptable to [*] and to the relevant taxing authority (including, without limitation, a resale certificate) in which case, after the date upon which such certificate is received in proper form, [*] shall not collect the taxes covered by such certificate.

c. If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by [*] to [*],[*] may deduct such taxes from the amount owed [*] and pay them to the appropriate taxing authority; provided however, that [*] shall promptly secure and deliver to [*] an official receipt for any such taxes withheld or other documents necessary to enable [*] to claim a U.S. Foreign Tax Credit. [*] will make certain that any taxes withheld are minimized to the extent possible under applicable law.

d.    As between the Parties, [*] shall be solely responsible for the collection of applicable taxes from Carriers and Subscribers, as and if applicable.

e.     This Section 5.5 shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

6. Advertising

If Company wishes to include any advertising in the [*] Mobile Service, then Company agrees that [*] has the option to sell such advertisements on behalf of Company, and [*]. [*], in its sole discretion, may impose its standard advertising guidelines for advertisements in the [*] Mobile Services, including preclusing any advertisements from a competitor of [*].

7. Subscriber Data.

7.1 [*] Retains Rights. [*] will retain all rights in any [*] User Data that it collects from Subscribers via the [*] Mobile Services, subject to the terms of applicable user agreement and this Section 7 and all applicable laws. To the extent permitted by applicable law Company shall disclose and license on a perpetual royalty free basis to [*] all [*] User Data relating to Subscribers generated as a result of the Company Services.

7.2 Sharing User Data. Neither party shall be obligated to share with the other party hereto any Carrier User Data that it may collect hereunder, except as is reasonably required to provide the Company Services and perform the obligations set forth herein. If either party provides to the other any User Data that is Personally Identifiable Information, then such receiving party will: (a) be permitted to use such shared User Data solely for the purpose of performing its obligations under this Agreement, (b) not disclose any such shared User Data to any Third Party (other than contractors engaged, under appropriate written terms of confidentiality, to assist with the provision of the Services and/or [*] Mobile Services), (c) utilize appropriate security measures (including, but not necessarily limited to, access control mechanisms and encryption keys, if applicable) to protect such shared User Data from unauthorized access, use, disclosure, alteration or destruction, and (d) return such shared User Data to the providing party upon the soonest to occur of (i) receipt by the receiving party of a written request from the providing party for return of such shared User Data, or (ii) upon termination or expiration of this Agreement.

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7.3  Aggregate Information. With respect to Aggregate Information generated specifically by usage of the [*] Mobile Services by Subscribers, each Party agrees that the Aggregate Information (a) must be used in accordance with the applicable user agreement for the [*] Mobile Services, as well as applicable law, and (b) may not be provided or made available to a competitor of the other Party during the Term.

8. Designated Managers and Escalation of Disputes.

8.1 Designated Managers. Each Party shall designate managers (the “Designated Manager”) who shall coordinate the Parties’ respective obligations under this Agreement. The Designated Managers shall be employees of Company and [*] tasked to oversee the performance of the relationship. Each Party may change its Designated Manager(s) from time to time, but shall inform the other Party of such a change. The Designated Managers shall meet periodically to discuss plans and issues as necessary, but not less than once per calendar quarter.

The initial Designated Managers shall be:

Company	[*]
Peter Fornell peterf@ixi.com (650)551-0600	[*] [*] [*]

8.2 Escalation of Disputes. In the event any dispute, claim, question or difference between the Parties (a “Dispute”) arises with respect to the interpretation of this Agreement or the Parties’ performance, enforcement, breach, or termination thereof, the Designated Managers shall consult and negotiate with each other for at least [*], in good faith and understanding of their mutual interests, in an attempt to reach a just and equitable solution to such Dispute that is satisfactory to all Parties.

If this fails to provide an agreed solution, the matter shall be immediately escalated to the following senior executives of each Party, who shall similarly consult with each other with regard to such Dispute for at least another [*]:

Company	[*]
Peter Fornell peterf@ixi.com (650)551-0600	[*] [*] [*]

Notwithstanding the foregoing, nothing in this Agreement will be deemed to prevent either Party, in the event of unauthorized disclosure of Confidential Information or violation of intellectual property rights, from seeking or obtaining injunctive or other equitable relief at any time in any court of competent jurisdiction. In addition, neither Party shall be precluded by this Section 8.2 from seeking any form of judicial or other relief that may be available to such Party after [*] following the date that a Dispute arises, unless the Parties otherwise agree in writing to suspend such activities pending further negotiation of such Dispute pursuant to this Section 8.2.

9. Intellectual Property.

9.1 No Joint Development. The Parties do not contemplate that there will be any joint development of intellectual property under this Agreement. The Parties shall not engage in joint development except as they may separately agree, in writing, in advance.

a. [*] Intellectual Property. Any intellectual property now owned or subsequently developed by [*] or its suppliers, that is offered by [*] for use as part of or in connection with the [*] Mobile Services, will continue to be owned by [*].

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b. Company Intellectual Property. Any intellectual property now owned or subsequently developed by Company or its suppliers, that is offered by Company for use as part of or in connection with the Company Services, will continue to be owned by Company.

9.2 Rights. Neither Party shall have any rights to any materials, content or technology provided by the other Party hereunder, except as specifically provided in this Agreement (including but not limited to any Service Schedule hereto), and neither shall alter, modify, copy, edit, format, translate, create derivative works of or otherwise use any materials, content or technology provided by the other Party except as explicitly provided herein, or as approved in advance, in writing, by the other Party.

a. [*] Mobile Specifications. To the extent that [*] provides Company with any written technical specifications or documentations with respect to the [*] Mobile Services or any related [*] software, products technologies or services (“[*] Mobile Specifications”), such [*] Mobile Specifications are licensed to Company on a nonexclusive, non-assignable, non-sublicenseable basis, and may be used by Company solely for the purpose of providing Input to [*] (except as otherwise expressly provided in a Service Schedule or as may be otherwise agreed to in writing by the Parties).

b. Company Specifications. To the extent that Company provides [*] with any written technical specifications or documentations with respect to the Company Services (“Company Specifications”), such Company Specifications are licensed to [*] on a nonexclusive, non-assignable, non-sublicenseable basis, and may be used by [*] solely for the purpose of providing Input to Company (except as otherwise expressly provided in a Service Schedule or as may be otherwise agreed to in writing by the Parties).

9.3 Input.

a. To [*].  Upon disclosure by the Company to [*] of any Input regarding the [*] Mobile Services, the product and service roadmap for the [*] Mobile Services, or any other addition to the [*] Mobile Services as presented to Company by [*], Company shall be deemed to have granted [*] a nonexclusive, worldwide, perpetual, irrevocable, fully paid, royalty-free, assignable and transferable license as to such Input, including all intellectual property rights therein, to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, and sell such Input (and derivative works thereof) as part of any [*] software, products, technologies and services, and to sublicense any or all of the foregoing rights (but only with respect to [*] software, products technologies and services). Company agrees that it shall not knowingly provide [*] with any Input that is subject to license terms that seek to require any [*] software, products, technologies or services incorporating or derived from such Input, or other [*] intellectual property, to be licensed to or otherwise shared with any third party.

b. To Company.  Upon disclosure by [*] to the Company of any Input regarding the Company Services, the product and service roadmap for the Company Services, or any other addition to the Company Services as presented to [*] by Company, [*] shall be deemed to have granted Company a nonexclusive, worldwide, perpetual, irrevocable, fully paid, royalty-free, assignable and transferable license as to such Input, including all intellectual property rights therein, to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, and sell such Input (and derivative works thereof) as part of any Company software, products, technologies and services, and to sublicense any or all of the foregoing rights (but only with respect to Company’s software, products, technologies and services).   [*] agrees that it shall not knowingly provide Company with any Input that is subject to license terms that seek to require any Company software, products, technologies or services incorporating or derived from such Input, or other Company intellectual property, to be licensed to or otherwise shared with any third party.

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c. Process. Sections 9.3(a) and (b) above will apply if Input is disclosed by Company to [*] or by [*] to Company, as applicable, unless the Parties agree otherwise applying the following process. In the event that either Company or [*] wish to disclose Input to the other party but not pursuant to the terms set forth above it shall provide the other Party with prior written notice together with any proposed change(s) to the Agreement. To enable the disclosure the Parties will negotiate in good faith for including the proposed change(s) to the Agreement by written amendment. If good faith negotiations do not result in an acceptable agreement for the parties, no disclosure of the Input shall be made. For the avoidance of doubt neither Company nor [*] is under any obligation whatsoever to disclose or otherwise reveal any Input or other trade secret(s) to the other party under this Agreement.

9.4    Marks.

a.        Company Marks License.  Subject to Section 9.4(c) below, Company hereby grants [*] the non-exclusive, royalty free, personal, revocable, non-transferable right to use the Company Marks during the term of this Agreement solely in promotional and marketing materials about the provision of [*] Mobile Services to Company Users, as such are more fully described in the Marketing Plan, provided such uses shall be strictly in accordance with the procedures and guidelines set forth in the trademark usage guidelines included in Exhibit D.

b.        [*] Marks License.  Subject to Section 9.4(c) directly below, [*] hereby grants Company the non-exclusive, royalty free, personal, revocable, non-transferable right to use the [*] Marks during the term of this Agreement solely in promotional and marketing materials about the provision of [*] Mobile Services to Company Users, as such are more fully described in the Marketing Plan, provided such use shall be strictly in accordance with the procedures and guidelines set forth in the trademark usage guidelines included in Exhibit D.

c.        Use of Marks.  Prior to the first use of any of the other Party’s Marks in the manner permitted herein, the Party using such Marks shall submit a sample of such proposed use to the other Party for its prior written approval.

i.         In addition, if there are modifications to a Party’s Marks after the first approved use of such Marks, such modifications must be submitted to the owner of such Marks for approval prior to the modified use.   Such approval will not be unreasonably withheld.

ii.       Without limiting the generality of the foregoing, each Party shall strictly comply with all standards with respect to the use of the other Party’s Marks which may be furnished by such Party from time to time, including but not limited to those set forth in Exhibit D, and all uses of the other Party’s Marks in proximity to the trade name, trademark, service name or service mark of any other person shall be consistent with the standards furnished by the other Party from time to time.

iii.     Neither Party shall create a combination mark consisting of one or more Marks of each Party.

iv.      All uses of the other Party’s Marks shall inure to the benefit of the Party owning such Mark.  Each Party hereby acknowledges and agrees that, as between the Parties hereto, the other Party is the owner of the Marks identified as its Marks on the applicable Exhibit to this Agreement, and all goodwill associated therewith shall inure to the benefit of the Party owning said Marks.

v.        Either Party may make updates or changes that apply to its customers generally to the list of Marks usable by the other Party hereunder at any time by [*] written notice to the other Party.

vi.      During the term of this Agreement, neither Party shall use, register, or attempt to register, in any country, any name,  trademark or domain name identical or confusingly similar to the other Party’s Marks.  The owner Party shall have the sole right to and in its sole discretion may control any action concerning its Marks.

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vii.    Any materials, activities, products, or services distributed or marketed by a Party in conjunction with the other Party’s Marks shall: (i) meet all terms of this Agreement, (ii) meet or exceed standards of quality and performance generally accepted in the industry, and (iii) comply with all applicable laws, rules, and regulations.  Each Party shall fully correct and remedy any deficiencies in its use of the other Party’s Marks and/or the quality of any materials, activities, products, or services it offers or markets in conjunction with the other Party’s Marks, upon reasonable notice from the other Party.

viii.  Neither Party is granted, and neither shall purport, to permit any Third Party to use the other Party’s Marks in any manner without such other Party’s written consent.

ix.      Each Party shall immediately cease all use of the other Party’s Marks upon expiration or termination of this Agreement.

d.        Reservation of Rights.  Each Party reserves all rights not expressly granted herein.

e.        Protection of Marks. At the other Party’s expense, each Party shall reasonably assist the other Party in protecting and maintaining the other Party’s rights in the Marks. The owner of a Mark shall have the sole right to and in its sole discretion may commence, prosecute or defend, and control any action concerning its Mark(s).  Neither Party shall contest the validity of, or by act or omission jeopardize, or take any action inconsistent with, the other Party’s rights or goodwill in its Marks in any country, including attempted registration of the Marks, or use or attempted registration of any mark confusingly similar thereto.

10. Term and Termination.

10.1  Term. The initial Term of this Agreement shall commence on the date that this Agreement is signed (the “Effective Date”) and shall continue for [*] following [*] of any [*] Mobile Service hereunder with the first Carrier (the “Term”).

10.2  Termination. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement under the following conditions:

a. For Cause. Without prejudice to any other available remedies, either Party may terminate this Agreement if the other Party is in material breach hereof and, with the exception of breaches involving violations of the law, has not cured such material breach to the reasonable satisfaction of the non-breaching Party within [*] after having been notified, in writing, of the material breach.

b. For Bankruptcy/Insolvency. Without prejudice to any other available remedies, either Party may terminate this Agreement immediately following written notice to the other Party, if the noticing Party: (a) ceases to do business in the normal course, (b) becomes or is declared insolvent or bankrupt, (c) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within [*], or (d) makes an assignment for the benefit of creditors.

c. For Violation of the Law. Without prejudice to any other available remedies, either Party may terminate this Agreement with [*] prior written notice following a factual substantiation and legal determination that the other Party has failed to substantially comply with all applicable laws and regulations governing the other Party’s performance under this Agreement.

d.  Failure to sign a Carrier Agreement or Failure to Launch. If no Carrier Agreement has been signed between the Company and a Carrier in the Territory within [*] from the Effective Date, or if no [*] Mobile Services has been commercially deployed by a Carrier hereunder within [*] from the Effective Date, then either Party may terminate this Agreement with [*] prior written notice.

10.3  Transition. The Parties shall agree on and implement a commercially reasonable transition plan during the transition period for the migration of the Services to [*] or any replacement Third Party provider selected by [*]. Each Party shall cooperate with the other with respect to the termination of this Agreement and will use commercially reasonable efforts to perform its obligations under the transition plan.

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10.4  Survival. In the event of expiration or termination of this Agreement for any reason, Sections 2, 5.3, 5.4, 5.5, 7, 9.1, 9.3, 10.3, 10.4, 11-15 hereof, and all other Sections under this Agreement that by their nature would continue beyond the expiration or termination, shall survive expiration or termination

11. Confidentiality.

11.1  Non-Disclosure Agreement. Confidential Information of the Parties exchanged in connection herewith shall be as defined, and treated in accordance with, the provisions of the Non-Disclosure Agreement, the terms and conditions of which are incorporated herein by this reference. The Parties further agree that all terms and conditions of this Agreement shall be deemed Confidential Information as defined therein.

11.2  Publicity. Except for legally mandated disclosures or pursuant to the rules of the applicable stock exchanges on which the securities of the Parties are traded, no Party shall issue any press release or make any public announcement(s) disclosing the terms of this Agreement (including but not limited to any Exhibit hereto) without the prior written consent of the other Party. Notwithstanding the prior sentence, the Company may issue a press release regarding execution of this Agreement within [*] of the Effective Date, such press release to be reviewed and approved by [*].

12. Warranties, Representations and Covenants.

12.1  Company Representations, Warranties and Covenants. Company represents, warrants and covenants to [*] that:

a. Authority. Company has the power and authority to enter into this Agreement and to fully perform its obligations hereunder. Company is not subject to any agreements that conflict with its obligations hereunder.

b. Right to Operate. Company has obtained, and shall maintain in full force during the Term hereof, such federal, state, provincial, municipal and/or other governmental authorizations as are necessary to operate and to otherwise perform its obligations under this Agreement, and shall be in substantial compliance with all applicable laws and regulations governing such performance.

c. Carrier Support. Use commercially reasonable efforts to service and support its Carriers and promptly inform the appropriate [*] contact of any difficulties it encounters in servicing its Carriers.

d. No Representations or Warranties. Company shall not make any representations or warranties concerning the [*] Mobile Services or any other [*] product or service inconsistent with this Agreement, except as may be specifically authorized, in writing, by [*].

12.2  [*] Representations, Warranties and Covenants. [*] represents, warrants and covenants to Company that:

a. Authority. [*] has the power and authority to enter into this Agreement and to fully perform its obligations hereunder. [*] is not subject to any agreements that conflict with its obligations hereunder.

b. Right to Operate. [*] has obtained, and shall maintain in full force during the Term hereof, such federal, state, provincial, municipal and/or other governmental authorizations as are necessary to operate and to otherwise perform its obligations under this Agreement, and shall be in substantial compliance with all applicable laws and regulations governing such performance.

c. No Representations or Warranties. [*] will not make any representations or warranties concerning the Company Services or any other Company products or services except as may be specifically authorized, in writing, by Company.

12.3  No Other Warranties. ALL PRODUCTS, SERVICES OR OTHER MATERIALS DELIVERED UNDER THE TERMS OF THIS AGREEMENT SHALL BE “AS IS,” WITHOUT WARRANTY OR CONDITION OF ANY KIND, AND THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE THEREOF IS ASSUMED BY THE RECEIVING PARTY AND ITS CUSTOMERS; AND, EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 12.1 AND 12.2, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

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WITHOUT LIMITING THE FOREGOING, [*] EXPRESSLY DISCLAIMS ANY WARRANTIES THAT ACCESS TO OR USE OF THE [*] MOBILE SERVICES SHALL BE UNINTERRUPTED OR ERROR-FREE.

Notwithstanding any other provision of this Agreement, neither Party shall have any liability for any Third Party content provided, made available or delivered through the [*] Mobile Services or the Company Services.

13. Defense of Claims.

13.1  Defense of Claims by [*]. Subject to the remainder of this Section 13.1 and Sections 13.3 and 14 below, [*] will defend and hold harmless Company and its directors, officers and employees against a lawsuit or other judicial action brought by a Third Party who is not an Affiliate of Company for any claims that the [*] Mobile Services or any materials provided by [*] in connection with delivery of the [*] Mobile Services infringe such Third Party’s Patent, copyright, trademark, or other intellectual property right or misappropriate its trade secret and will pay the amount of any resulting adverse final judgment (or settlement to which [*] consents) from such lawsuit or other judicial action.

[*]’s obligations hereunder with respect to any Third Party Patent claim shall apply solely to the extent such claims wherein the [*] Mobile Services alone, without combination or modification, constitute direct or contributory infringement of such Third Party Patent claim. In addition, [*]’s obligations hereunder with respect to any claims described herein shall not extend to any claim, adverse final judgment or damages to the extent arising from: (i) specifications, services, content or other materials not provided by [*]; (ii) Company’s implementations, if any, of any specifications provided by [*] hereunder; (iii) Company’s use or distribution of any component of the [*] Mobile Services after [*] notifies Company in writing to discontinue use or distribution due to such a claim or after [*] completes one of the actions described in the first sentence of the following paragraph; (iv) damages attributable to the value of the distribution or use of a non-[*] Mobile Services product, data or business process or (v) alteration of the [*] Mobile Services, or any component thereof by Company or any Third Party not approved by [*].

If [*] receives information concerning an infringement claim related to any component of the [*] Mobile Services, it may, at its expense, but without obligation to do so, either (i) procure for Company the right to continue to use or distribute the allegedly infringing component, or (ii) modify the component or replace it with a functional equivalent, to make it non-infringing, in which case Company will stop using or distributing the allegedly infringing component immediately.

13.2  Defense of claims by Company. Subject to the remainder of this Section 13.2 and Sections 13.3 and 14 below, Company will defend and hold harmless [*] and its directors, officers and employees against a lawsuit or other judicial action brought by a Third Party who is not an Affiliate of [*] for any claims that the Company Services or any materials provided by Company in connection with delivery of the Company Services or delivery of the [*] Mobile Services via the Company Services infringe such Third Party’s Patent, copyright, trademark, or other intellectual property right or misappropriate its trade secret, and will pay the amount of any resulting adverse final judgment (or settlement to which Company consents) from such lawsuit or other judicial action.

Company’s obligations hereunder with respect to any Third Party Patent claim shall apply solely to the extent such claims wherein the Company Services or other Company materials alone, without combination or modification, constitute direct or contributory infringement of such Third Party Patent claim. In addition, Company’s obligations hereunder with respect to any claims described herein shall not extend to any claim, adverse final judgment or damages to the extent arising from: (i) specifications, services, content or other materials not provided by Company; (ii) [*]’s implementations, if any, of any specifications provided by Company hereunder; (iii) [*]’s use of any component of the Company Services after Company notifies [*] in writing to discontinue use due to such a claim or after Company completes one of the actions described in the first sentence of the following paragraph; (iv) damages attributable to the value of the use of a non-Company product, data or business process; or (v) alteration of the Company Services, or any component thereof by [*] or any Third Party not approved by Company.

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If Company receives information concerning an infringement claim related to any component of the Company Services or any other Company materials, it may, at its expense, but without obligation to do so, either (i) procure for [*] the right to continue to use or distribute the allegedly infringing item, or (ii) modify the item or replace it with a functional equivalent, to make it non-infringing, in which case [*] will stop using or distributing the allegedly infringing item immediately.

13.3  Process. For the purposes hereof, the “Defending Party” shall mean the Party having defense obligations pursuant to the foregoing provisions, the “Defended Party” shall mean the Party and/or all applicable third parties being defended pursuant to the foregoing provisions, and a “Claim” shall mean a claim for which the Defended Party is to be defended pursuant to the foregoing provisions. The Defended Party shall promptly notify the Defending Party in writing, specifying the nature of the Claim and the total monetary amount or other relief sought therein. The Defending Party shall be given sole control over the defense or settlement of such Claim, and shall conduct all proceedings or negotiations in connection therewith. The Defended Party shall cooperate with the Defending Party in all reasonable respects in connection with the defense of any such Claim, and the Defending Party shall reimburse the Defended Party for all reasonable out-of-pocket expenses incurred in providing such cooperation.

14. Exclusion of Damages; Limitation of Liability.

[*] AND REGARDLESS OF WHETHER LIABILITY IS BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTIES, OR OTHER LEGAL THEORY:

(A) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, SUCH DAMAGES FOR LOSS OF BUSINESS PROFITS AND/OR BUSINESS INFORMATION, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND

(B) THE MAXIMUM AGGREGATE LIABILITY OF ONE PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, UNDER THE DEFENCE OBLIGATIONS SET FORTH IN SECTION 13 HEREOF, SHALL BE EQUAL TO [*] HEREUNDER;

PROVIDED THAT THE FOREGOING EXCLUSIONS AND LIMITATIONS SHALL NOT APPLY TO ANY DAMAGES ARISING FROM EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS CONTAINED IN SECTION 11 HEREOF OR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS.

15. General.

15.1  Notices. All notices under this Agreement must be addressed to a Party (as specified on the first page of this Agreement) and sent by one of the following methods: (1) postage prepaid, certified or registered mail, return receipt requested; (2) overnight courier (e.g., DHL, Federal Express, Airborne), charges prepaid, confirmation requested; or (3) facsimile, with confirmation of delivery. Notices will be deemed delivered on the date shown on the postal return receipt or on the overnight courier or facsimile confirmation of delivery.

15.2  Relationship of the Parties. Nothing herein contained shall be deemed to create an association, partnership, joint venture, trust, agency or other relationship between the Parties. No Party shall enter into any agreement with any Third Party on behalf of the other, nor shall either Party be empowered to bind or commit, or purport to be empowered to bind or commit, the other Party to any Third Party. Except as provided for herein, no Party is authorized to represent the other Party without its prior written approval.

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15.3  Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument.

15.4  Construction. If a court of competent jurisdiction holds any term, covenant or restriction of this Agreement to be illegal, void or unenforceable, in whole or in part, the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated. If any provision in this Agreement is determined to be unenforceable in equity because of its scope, duration, geographical area or other factor, then the court making that determination will have the power to reduce or limit such scope, duration, area or other factor, and such provision will be then enforceable in equity in its reduced or limited form. Notwithstanding that certain provisions of this Agreement may contemplate that the Parties will mutually determine or agree upon certain matters (“Future Understandings”), each Party acknowledges and agrees that the Parties’ failure to mutually determine or agree as to any Future Understandings is not a breach of this Agreement by either Party and does not give rise to any cause of action or right to pursue remedies for breach on the part of either Party; and the Parties’ failure to mutually determine or agree as to any Future Understandings does not excuse either Party’s performance of its other obligations under this Agreement unless under this Agreement the Party’s other obligations are expressly conditioned upon the Parties’ agreement upon the Future Understandings. Section headings in this Agreement are for convenience only and shall not be construed to affect the meaning of any provision of this Agreement.

15.5  Assignment. Neither Party may assign this Agreement, or any rights or obligations hereunder, without the express written consent of the other Party (such consent not to be unreasonably withheld or delayed). Any attempted assignment by a Party in violation of this Section shall be void and shall constitute a material default and breach of this Agreement. A change of control of a Party by any means, including but not limited to by operation of law or by sale of securities or assets, shall be considered an assignment for the purposes of this Agreement.

15.6  Expenses. Except as otherwise expressly provided herein, each Party shall be responsible for all costs and expenses incurred in connection with the performance of its obligations hereunder.

15.7  Governing Law and Jurisdiction. This Agreement and all matters relating thereto will be construed and controlled by the laws of the State of Washington, without regard to the conflict of laws provisions thereof, and each Party consents to the exclusive jurisdiction of the federal and state courts sitting in King County, Washington. If either [*] or Company employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing Party will be entitled to recover such of its reasonable attorneys' fees, costs and other expenses as may be awarded by the court in its discretion. The foregoing choice of jurisdiction and venue shall not prevent either Party from seeking injunctive relief with respect to a violation of intellectual property rights, confidentiality obligations or enforcement or recognition of any award or order in any appropriate jurisdiction. The 1980 United Nations Convention on Contracts for the International Sale of Goods and its related instruments will not apply to this Agreement.

15.8  Force Majeure. Except for payment obligations, neither Party shall be deemed to be in default of or to have breached any provision of this Agreement as a result of any delay, failure in performance or interruption of service, resulting directly or indirectly from acts of God, acts of civil or military authorities, civil disturbances, terrorism, wars, strikes or other labor disputes, fires, flood, storm, explosions, or any other cause which is beyond the reasonable control of such Party provided that such Party makes reasonable efforts to promptly remedy the failure or delay when such cause is eliminated. If a Party’s failure or delay of performance is excused by this Section for thirty (30) days or more, the other Party may, but shall not be obligated to, immediately terminate this Agreement upon written notice to the non-performing Party.

15.9  Non-waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving Party.

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Service Schedule 1

“[*] and [*] Client Services”

This Service Schedule No. 1 dated [*] (the “Schedule Date”) by and between [*] Corporation (“[*]”) and IXI Mobile, Inc. (“Company”) amends the [*] Mobile Reseller Agreement between such parties dated [*] (the “Agreement”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Agreement.

1.	[*] AND [*] CLIENT SERVICES

The “Client Service” is a mobile version of [*] and [*] that may be accessed by a Client Service Subscriber via a Client and Client Services Server solution that communicates with the [*] Mobile Server using the [*] in the manner described in this Service Schedule. The Client Service, which may be changed or updated by [*] from time to time pursuant to Section 3.3(a) of the Terms and Conditions, is included as an [*] Mobile Service within the Agreement as of the date hereof. This Service Schedule covers [*] and [*] Client Services operating only on Company’s Mobile Devices as defined below.

2.	DEFINITIONS

As used in this Service Schedule (whether in the singular or plural), the following capitalized terms shall have the following meanings. Other capitalized terms have the meanings ascribed to them elsewhere in this Agreement.

“Certification” means the process of reviewing the Client’s compliance with the Specifications as more fully described in Section 3 and the Certification Guidelines.
7.
“Certification Guidelines” means the criteria and processes documentation provided by [*] to Company upon request by Company, as updated or otherwise amended by [*] from time to time, related to various levels of Certification performed pursuant to this Agreement.

“Certification Vendor” means a third party specifically authorized by [*] to perform Certification tests in accordance with Section 3 of this Agreement.

“Client” means Company’s software client intended for use on a Mobile Device that is capable of directly accessing the Service pursuant to the terms and conditions of this Agreement.

“Client Developer” means the company that under separate license with [*] has developed the Client.

“Client Services Server” means a server application(s) for the Service, or any third party server application(s) authorized by [*] to access the Service, that run on a secured Company or such third party network server and facilitate communication between the Client and the [*] Mobile Server via, on the back-end, the Mobile Services Protocol.

“Client Service Subscriber” means a Subscriber that subscribes to the [*] Mobile Service.

“Final Certification” or “Finally Certified” shall have the meaning set forth in Section 3.2.

“Mobile Services Protocol” or “[*]” means the set of rules and standards for enabling Mobile Devices to connect with the [*] Mobile Servers, as updated or otherwise amended by [*] from time to time in [*]’s sole discretion.

“[*] Services” means the electronic mail service offered on [*] (or any other URL(s) designated by [*]) from time to time in so far as it provides an ability to send and receive emails, including any upgrades, subsequent releases or future versions thereof, but excluding any other services or functionalities offered on that site whether current or future.

“[*] Services” means the [*] instant messaging and presence services offered on [*] (or any other URL(s) designated by [*]) from time to time, including any upgrades, subsequent releases or future versions thereof, but excluding any other services or functionalities offered on that site whether current or future.

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“[*] Mobile Server” means [*] server application(s) that run on a [*] server and, for purposes of providing the Service, enable access to portions of the Service network.

“Pre-Certification” or “Pre-Certified” shall have the meaning set forth in Section 3.1.

“Re-Certification” or “Re-Certified” shall have the meaning set forth in Section 3.3.

“Service” means a mobile version of [*] or [*] Services, and any other mobile services offered by [*] in its sole discretion that may be accessed by a Subscriber via a Client that communicates with the [*] Mobile Server using the [*] in the manner described in this Agreement.

3.	CERTIFICATION

3.1
Pre-Certification. Company may, at its discretion, submit a release candidate of the Client to a Certification Vendor to obtain initial Certification (“Pre-Certification”) pursuant to the criteria and processes set forth in the Certification Guidelines. As between the Parties, Company shall be responsible for all Pre-Certification fees charged by the Certification Vendor for Certification services. Any Client obtaining Pre-Certification shall still be required to receive Final Certification as described in this Section 3.

3.2
Final Certification. Company acknowledges that a Client shall undergo end-to-end evaluation by a Certification Vendor with a specific Carrier network, Client Services Server, and Mobile Device(s) (“Final Certification”) pursuant to the criteria and processes set forth in the Certification Guidelines, before an applicable Carrier implements the Service pursuant to a Carrier Agreement. For the avoidance of any doubt, no Client shall be distributed to Subscribers unless such Client has passed Final Certification, as evidenced by a written letter of Final Certification by the Certification Vendor and a Carrier Agreement has been executed to allow distribution of the Service to Subscribers of such Client. As between the Parties, Company is responsible for paying Final Certification fees charged by the Certification Vendor.

3.3
Re-Certification. Any change made to a Pre-Certified or Finally-Certified Client that substantially impacts (i) the manner in which such Client accesses the Service and/or (ii) user experience of the Service, may require reevaluation (“Re-Certification”) pursuant to the criteria and processes set forth in the Certification Guidelines. Company shall submit such Client to [*] in accordance with the process set forth in the Certification Guidelines. As between the Parties, Company is responsible for paying Re-Certification fees charged by the Certification Vendor; except for the event that it is [*] that requires such changes be made to a Pre-Certified or Finally-Certified Client; then [*] shall be responsible for Re-Certification fees charged by the Certification Vendor for Re-Certification services.

4.	UPDATES.

[*] may, in its sole discretion, amend the specifications, including without limitation the Mobile Services Protocol. If [*] amends the technical specifications during the Term of this Agreement, [*] shall use commercially reasonable efforts to provide Company with reasonable prior notice of such amendment and to provide Company with documentation for such amendment within a commercially reasonable period of time. Company shall: (i) cooperate in good faith to provide necessary assistance to [*] and the Client Developer to ensure that the Client or Client Services Server is updated accordingly, and (ii) require all Carriers to notify Client Service Subscribers to install or obtain updates to the Client, if applicable. Company will require the Carrier, to notify all Client Service Subscribers, that failure to update or enhance the Client at the time of deployment of a Client Service update for the Client, if any, may render the Client unable to make use of the Client Service

5.	SECURITY.

Company shall (i) not modify or otherwise change the Client and Client Services Server or remove any security measures, such as cryptographic protocols and secured networks, used to protect information transmitted to or from a Client in connection with use of the Service; and (ii) Company shall not store or collect Passport credential information such as Passport Passwords, secret questions and secret answers, except as expressly permitted in this Agreement. Furthermore, Company shall require Carriers to remain current with, install all, and not block any [*] or Client Developer security patches and hot fixes related to the Client’s use of the Service, and that the Carrier ceases to use, distribute or otherwise provide any previous version of the Client or Client Services Server, as applicable

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6.	ADDITIONAL MINIMUM TERMS OF THE CARRIER AGREEMENT.

In addition to the terms set forth in Section 3.5(d) of the Terms and Conditions, Company will ensure, at a minimum, that each Carrier Agreement contain terms that are at least as protective of [*]’s rights interests as the applicable portions of the terms contained in Sections 3.2, 3.3, 4 and 5, and 8 of this Service Schedule.

7.	FEES.

Deployment Fee. [*], Company will pay to [*], in accordance with Sections 5.2 and 5.3 of the Terms and Conditions, [*] for deployment of the [*] and [*] Client Services.

Subscriber Fee. Company will pay to [*], in accordance with Sections 5.2 and 5.3 of the Terms and Conditions, a fee [*] in the case of the [*] market, and a fee [*] in the case of [*] markets. The table below sets out a summary of the Client Service Subscriber and [*] fees:

[*]’s Revenue for Base Offering	[*]’s Revenue Share of VAS	[*] Revenue per Subscriber
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Base Offering. The Base Offering is the core, mass-market offering of the [*] and [*] Client Services, that will represent the entry-level subscription necessary to use the Mobile Device. The Base Offering will vary depending on the retail offerings defined by Company or Carrier for any given territory.

VAS. Value-added service (“VAS”) is an [*] Mobile Service which is not part of the Base Offering. For every Carrier deployment, Company will provide [*] with a list of proposed Base Offerings and VAS. The Parties shall agree to the application of the definition of Base Offering and VAS to the proposed offering. Such list will be updated from time to time.

[*] Market. For [*] and [*] Client Service Subscribers in the [*] Market, Company will pay to [*] of Base Offering [*], plus [*] of any VAS generated by [*] and [*].[*]

[*] Priority Territories. For [*] and [*] Client Service Subscribers in [*] Priority Territories, Company will pay to [*] [*] of Base Offering [*], plus [*] of any VAS generated by [*] and [*]. [*]

Non-Priority Territories. For [*] and [*] Client Service Subscribers in Non-Priority Territories, Company will pay to [*] [*] per [*] plus [*] of any VAS generated by [*] and [*] Client Service.

Targets and [*]. Subject to [*]’s compliance with Section 3.5(a) of the Agreement, Company will generate [*] number of net new [*] and [*] and [*] (“Target”) over the term of the Agreement. The Targets are set out below (and are subject to Sections 3.2(b) and 3.5(e) of the Agreement). [*]

2005
Month	Oct	Nov	Dev
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

2006
Month	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

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2007
Month	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] to [*] Migration

[*] has agreed that Company may deploy [*] Mobile Services over the [*] Protocol (“[*]”) in order to accommodate certain Carrier launches. Company has agreed to migrate from [*] to [*] by [*] and any launches after [*] must use [*]. Furthermore, Company shall make reasonable commercial effort to transition existing [*] customers to [*] by [*].

8.	EFFECT OF TERMINATION OR EXPIRATION.

In the event of termination or expiration of this Service Schedule for any reason all Sections in this Service Schedule shall survive except for Section 1. Upon termination or expiration of the Agreement or this Service Schedule, as applicable, Company shall (i) [*] cease providing the Client Services; and (ii) within [*] of such termination or expiration, return to [*] all full or partial copies of the documentation provided by [*] under this Service Schedule. Upon termination or expiration, Company shall upon written request from [*] ensure that all further distribution of Clients to Subscribers is terminated, including without limitation distribution of Clients to Subscribers via Carriers, but excluding any devices that have already shipped from Customer’s factory.

9.	RELATIONSHIP TO AGREEMENT.

This Service Schedule amends and supplements the Agreement with respect to the matters addressed herein. If there are any inconsistencies between a provision of this Service Schedule and a provision of the Agreement with respect to the matters covered by this Service Schedule, the provisions of this Service Schedule shall control but only with regard to the subject of the inconsistency.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Service Schedule as of the Schedule Date.

IXI Mobile, Inc.	[*]

By (sign): /s/	By (sign): [*]
Name (print): Title: Date: [*]	Name (print): [*] Title: [*] Effective Date: [*]

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Exhibit A

“Territory and Carriers”

Territory

Company may engage in discussions with Carriers in any country in the world for the purposes of reselling [*] Mobile Services.

For the purpose of this agreement, Priority Territory means [*].

Carriers

Subject to Section 3.5 of the main body of the Agreement, Company is authorized to enter into Carrier Agreements with the following Carriers:

Territory	Carrier
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*] may modify the list of Carriers from time to time in consultation with Company.

If Company wishes to modify the list of Carriers, Company will submit a request to the [*] Designation Manager. [*] shall either approve or reject such proposed modification and make commercially reasonable efforts to respond to Company within [*] of Company’s date of such proposal. [*] shall not unreasonably withhold or unduly delay its approval to a change request.

1

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Exhibit B

[Intentionally Left Blank]

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Exhibit C

“[*] Mobile Services Partner Operations and Support Guide”

1.	Purpose and Scope of this Document

This is intended to provide Company and [*] with clear expectations around service escalation processes. Capitalized terms not defined in this exhibit shall have the meaning assigned to them in the Agreement. This document will be posted in a shared location and may be updated on a regular basis.

1.1.	Span of Control

Each Party shall only be responsible for those aspects, components, inputs, and interfaces of their respective Services that fall directly under the control of its own infrastructure and personnel up to the Service Border (as defined below).

“Service Border” is defined as the farthest network egress point to the public Internet that is entirely under the direct control of each party. This is the farthest edge of the Services where each Party has direct control over and will accept responsibility for service quality, availability, and performance.

The following are outside the Span of Control and will release both parties from the obligations set forth in this Exhibit:

• An outage of services that is due to the failure or non-performance of any equipment, connections, or services that are not under the direct control or supervision of each party, partner, or their respective employees, contractors, or subcontractors; such services include without limitation peer-to-peer Internet service provider routing, or third party data center failure.

• Any other events of force majeure as defined in the Agreement.

1.2.	Service Reviews

The following meetings are typically scheduled with [*] partners that have a Support Account Manager (SAM) assigned to them.

Table 1

[*] Service Reporting

Attendees	Objectives	Deliverables
Company:
• Partner Technical Representative
• Partner Service Representative
• Other appropriate representatives
[*] as necessary:
• SAM or support staff
• Partner Operations Manager
• Product unit members
• Account manager
• Business & operations representatives
	• To report incident metrics for period • To review ongoing issues • Report to be delivered via email by [*] for the previous [*]’s activities.	[*]: • [*] Service metrics report Company: • [*] metrics such as Company support metrics, Company measurements of [*] Services, etc. Shared: • Process Issues List • Support Incident List

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Table 2

Service Review Meeting [*]

Attendees	Objectives	Deliverables
Company:
• Partner Technical Representative
• Partner Service Representative
• Other appropriate representatives
[*] as necessary:
• SAM or support staff
• Partner Operations Manager
• Product unit members
• Account manager
• Business & operations representatives
	• To review aggregated [*] performance reports with Senior Management • To review customer satisfaction metrics • To consider and initiate changes to the support agreement.	[*]: • Service Review Scorecard / Presentation Company: • Service Review Scorecard / Presentation Shared: • Process Issues List

Table 3

Term	Definition
Working day	Mo - Fr with the exception of local and US public holidays from 0800 to 1800 hours PST.
1st level Support	Support services provided to Subscribers by the Company’s customer service department.
2nd level Support	Support services provided to the Company’s customer service department by Company.
3rd level Support	Support services provided to Company by [*] as further detailed below.

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2.	[*] / Company Service Definitions

2.1.	Support Model

a.
Company will be the primary customer support contact for the Services including any partners, agencies, and intermediaries that the Company establishes a relationship with in regard to running the Services.

b.
[*] will provide Company with such training and tools as [*] deems appropriate, including but not limited to the Mobile Manager (as defined below), to assist Company in its provision of support to Subscribers as provided herein.

i)	[*] will provide training instruction and content to Company training staff from time to time as determined by [*].

ii)	It is Company’s responsibility to train its partners, agencies, and intermediaries that Company deems appropriate to receive such training.

iii)
Company shall not grant administrative rights to partners, agencies, and intermediaries for any [*] provided tools. Company will be responsible for managing access lists for the tools including the removal of any party who no longer requires access as part of its normal job function at the Company, its partners, agencies, or intermediaries.

iv)
Company will provide [*] with notification of any parties who have received training on [*] provided tools. Company will also require any partner, agency, or intermediary to sign a [*] terms of use prior to granting access to the tools. Company will forward copies of all executed terms of use to [*].

v)	[*] reserves the right to deny access to any party of any tools if [*] in it sole discretion determines that the terms of use have been violated.

c.
If Company is unable to resolve a Subscriber incident (after having made commercially reasonable efforts to do so), such incident may be escalated to [*] Services Partner Support, pursuant to the reporting process procedures in Table 5 below.

d.	[*] will provide Company with access and training for the Premier Online tool ([*] Services Partner Support escalation tool).

2.1.1.	Mobile Manager Description:

a.	The [*] Mobile Manager is a web-based support tool that houses the account information and settings of subscribers to [*] mobile services, and logs their account activities.

b.
Company may use Mobile Manager during the Term solely as may be necessary to enable Company to provide customer support for the [*] Mobile Services, and must take reasonable steps to prevent unauthorized access to or use of Mobile Manager, including, but not limited to, restricting access to customer support agents whose job functions require such access.

c.	Access is controlled by [*]. Company will provide [*] names to its customer support agents who provide technical support of the [*] Mobile Services.

2.1.2.	Premier Online Description:

a.	Premier Online is a web-based support tool that allows external support partners an electronic method of escalating support incidents directly into the [*] Services Partner Support group.

•
Except as specified herein, Company’s use of Premier Online for purposes of these operational support procedures will not entitle Company to make use of Premier Support content or other services that may be made generally available to Premier members via Premier Online.

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b.	[*] Premier Online requires [*] Passport and a separate online support account number and password to validate access.

2.1.3.	[*] Service Partner Support

The [*] Services Partner Support team will serve as an interface between Company Senior Technical Support and Operations Group and [*] for the support of the [*] Services. This arrangement provides Company with access to a single point of contact for reporting incidents, receiving updates and handling escalations. All written and verbal communication with [*] Services Partner Support will be in English. The following table provides the [*] Services Support hours of operation and contact information.

Table 4

Hours of Operation	24 hours a day, 7 days a week, 365 days a year (“7/24/365”)
Contact Information	[*] Services Partner Support • Online: [*] • North America 800 Number is [*] • International 425 Toll Number is [*]

[*] will also provide a Support Account Manager (“SAM”) to facilitate escalations of incidents.

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3.	Support Procedures

3.1.	Incident Resolution Responsibilities

a.
Incident resolution requires teamwork between [*] and Company. One element in this teamwork approach is Company’s understanding of the [*] Services. In order to facilitate Company’s understanding of the [*] Services, [*] will provide initial training materials to Company for use so that each Subscriber call can be successfully dispatched and resolved as quickly as possible by Company.

b.	Section 5.1 ([*] to Provide) and 5.2(Company to Provide) of this exhibit contain flow charts reflecting an overview of the Incident Escalation Process.

c.
All incidents concerning failures of the [*] Services that cannot be resolved by Company representatives (after having made reasonable efforts to do so pursuant to the procedures set forth herein) will be reported to [*] Services Partner Support, pursuant to the reporting process procedures outlined below.

d.
Any reported incident that has been deemed as having been caused by a failure outside [*]’s provision of the [*] Services will be returned to Company with an appropriate explanation. Should [*] determine that an incident being worked by [*] Services Partner Support is within the control of Company and outside of [*]’s control, the incident will be closed and returned to Company for proper resolution.

e.
For Severity A and B incidents, [*] will use commercially reasonable efforts to resolve the problem as promptly as possible. Resolution of problems determined by [*] to be of Severity C or D may be delayed until future releases of the service or may not be fixed. If the solution provided cannot be agreed to by both parties, appropriate business escalation contacts should be engaged as defined in section 5.3 (Business Issue Escalation Contacts) of this exhibit.

3.2.	Company Responsibilities

The following section identifies the responsibilities of Company under this support model.

3.2.1.	General Responsibilities

a.	Company’s customer support agents shall understand and be able to explain all features and services that are available to the Subscriber via the Services.

b.
Company shall answer all partners, agencies, intermediaries, and Subscribers’ questions regarding the Services and resolve all minor issues such as locking and unlocking accounts, deleting accounts and resetting confirmation code retries.

3.2.2.	Incident Responsibilities

a.
Company will gather pertinent information regarding the incident, including the Subscriber name, number, and any other additional information that Company deems important to the prompt resolution of the incident (described in more detail in Section 4.2 (Mandatory Information for Incident Reporting) of this exhibit).

b.
Company will provide any necessary translation of information about the issue into English prior to submitting to [*]. Company will also be responsible for translating any resolution information from [*] into any required local language that is needed by their partners, agencies, or intermediaries.

c.	Company will create a trouble ticket that clearly states the nature of the incident and will assign a tracking number to the incident (the “Tracking Number”).

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d.	Company will enter all incident notes into the same trouble ticket within its trouble ticketing system, about any subsequent conversation which it has with the Subscriber relative to the incident.

e.	Company will provide all trouble ticket information to [*] upon request.

f.	Company will “own” the resolution of an incident by virtue of its role of coordinating the resolution within its own operational and technical environment and with [*].

g.	Company will be able to explain the resolution of the incident to a technical peer, or will be capable of targeting the root technical problem for resolution.

h.
Company will be able to explain the resolution of particular escalated trouble tickets to its own internal staff members when such an explanation may have the potential for reducing the volume and categories of escalated trouble tickets.

3.2.3.	Technical Responsibilities

a.	Company’s customer support personnel will understand and be knowledgeable about problems that may arise during a Subscriber’s usage of the [*] Mobile Services and other [*] Services.

b.
Company’s customer support personnel will understand and be knowledgeable with respect to the functionality of wireless telephones and other devices from which Subscribers will be able to access the [*] Services.

c.
Company’s customer support personnel will understand and be knowledgeable about e-mail notification systems and the Internet to the degree that such understanding and knowledge is relevant to the resolution of incidents which may arise from a Subscriber’s use of the [*] Services.

d.
Company’s customer support personnel will understand and be knowledgeable about Company, partner, agency and intermediary network operations, and be capable of reasonably discerning that an incident is internal to those operations before identifying the incident for escalation to [*].

3.3.	Incident Management

The [*] Services Partner Support group will coordinate incident isolation, testing and repair work within [*]. During the incident isolation and troubleshooting process, [*] Services Partner Support will communicate incident resolution progress to Company as specified in the “Incident Definitions and Handling Process” table below. Additionally, [*] Services Partner Support will proactively inform Company when an issue or condition arises that may cause potential system anomalies and which are a potential source for the creation of trouble tickets. The table below outlines the preferred method of communications, however, nothing herein precludes Company from contacting [*] Services Partner Support by all applicable means set forth in these procedures.

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3.3.1.	Incident Definitions and Handling Process

The initial severity assigned to an incident may be adjusted up or down, as appropriate, after consideration of new and changed factors related to the status of the service request.

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Table 5

Company Incident Level	[*] Support Severity	Description	Submission and Update method	[*] Response Goals
TBD	Severity A
System, network, server, or critical application problem that prevents or unreasonably delays ALL subscribers from accessing or using the [*] Service for more than [*].
• Issue resulting in impaired security of the network

• A reoccurring temporary outage of a critical service

• Inability to provision a service

• Inability to access support tools

• Loss of data
Submission: • Premier Online* • 24/7 Phone Updates: • Phone • Premier Online • Email Response
Ticket Generation:
• Open support incident and initiate trouble shooting immediately upon notification from Company.
• Ticket number provided for Company reference.

Initial Response:
• First Update within [*].

Updates:
• Subsequent updates every [*] or as needed.
• [*] will update the Company with the following information as available:
• Services affected.
• Start time of incident.
• Current status of repair.
• Impact on the subscriber for all incidents in progress.
• Description of service or aspect of service that is unavailable.
• Estimated Time of Repair (ETR).

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Company Incident Level	[*] Support Severity	Description	Submission and Update method	[*] Response Goals
TBD	Severity B
System, network, server, or application problem that prevents or unreasonably delays many Subscribers from accessing or using the service.
• A reoccurring temporary outage of a service

• Sporadic behavior of a provisioning service

• Stale content

• Sporadic access to support tools

• Recent modifications to the system that cause the services to operate in a way that is materially different from those described in the product definition for non-essential features.
Submission: • Premier Online Updates: • Premier Online • Email Response
Ticket Generation:
• Open ticket upon notification from Company.
• Ticket number provided for Company reference.

Initial Response:
• First update within [*].

Updates:
• Subsequent updates every [*] or as needed.
• [*] will update the Company with the following information as available:
• Services affected.
• Start time of incident.
• Current status of repair.
• Impact on the subscriber for all incidents in progress.
• Description of service or aspect of service that is unavailable.
• Estimated Time of Repair (ETR).

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Company Incident Level	[*] Support Severity	Description	Submission and Update method	[*] Response Goals
TBD	Severity C	Service issues identified as follows: • Defined as single user issue. • Small user base issues that do not have a significant impact on the service.	Submission: • Premier Online Updates: • Premier Online • Email Response
Ticket Generation:
• Open support incident upon notification from Company.
• Incident number provided for Company reference.

Initial Response:
• First update within [*].

Updates:
• Subsequent updates as needed.
• [*] will update Company with the following information as available:
• Services affected.
• Start time of incident.
• Current status of repair.
• Impact on the subscriber for all incidents in progress.
• Description of service or aspect of service that is unavailable.
• Estimated Time of Repair (ETR).

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Company Incident Level	[*] Support Severity	Description	Submission and Update method	[*] Response Goals
TBD	Severity D	Project level tracking or incident in monitoring status	• Existing cases that have been demoted for tracking purposes. • Partners cannot submit cases at this severity.
Ticket Generation:
• Incident demoted for tracking purposes.

Updates:
• Subsequent updates as needed.
• [*] will update the Company with the following information as available:
• Services affected.
• Start time of incident.
• Current status of repair.
• Impact on the subscriber for all incidents in progress.
• Description of service or aspect of service that is unavailable.
• Estimated Time of Repair (ETR).

•
Severity B incidents are the only severity that can be created online. The preferred method for submitting severity A incidents is to first submit a severity B incident online and then contact [*] Services Partner Support via telephone to increase the incident severity to A.

In this context, “initial response” means the first contact provided to Company by [*] Services Partner Support after a service request is submitted by one of the Company’s assigned technical contacts and has been logged into the [*] Services Partner Support case management tool. The initial response from [*] Services Partner Support may be in the form of an email, phone call or personal acknowledgement and will contain the support incident number for tracking purposes.

The term “updates” here means any communication between the [*] support team and Company where status or a plan of action for the problem case number is communicated.

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4.	Incident Reporting Process

4.1.	Communicating Incidents

Company will communicate incidents to [*] in the following manner. The procedure outlined below is the preferred method of communications, however, nothing herein precludes Company from contacting [*] Services Partner Support by all applicable means set forth in these procedures.

a.	Company will send a trouble ticket (including a Tracking Number) to [*] via the web using [*] Premier Online. An incident process flow is detailed in section 5, Escalation Management Process.

b.	The classification of the trouble ticket will be set based upon the criteria outlined in Table 5, “Incident Definitions and Handling Process above.

c.	[*] will generate a single response for each trouble ticket that is received from Company to confirm receipt of the incident report.

4.2.	Mandatory Information for Incident Reporting

For each Incident, Company is required to provide [*] with information that will facilitate timely problem determination and resolution. Upon notification of the incident, the mandatory information will be verified. If any information is missing, the incident will be returned to Company requesting completion of the mandatory information. [*] will begin investigating the incident as soon as possible after receipt of the initial trouble ticket, however, until [*] has received all necessary information, [*] may be unable to begin resolving the incident and providing feedback to Company as described above in “Communicating Incidents.”

Company should provide [*] Services Partner Support with the following information for all reported incidents:

a.	Title: Include name of carrier followed by short description (Ex: CARRIER: short description of problem )

b.	Severity of the incident (Sev A-B) (Partner will provide):

c.	Subscriber’s name:

d.	Subscriber’s min:

e.	Any other additional information about the Subscriber that Company deems important to the prompt resolution of the incident:

f.	Subscriber's Passport username/ID (NEVER INCLUDE CUSTOMER'S PASSPORT PASSWORD):

g.	The Tracking Number assigned by Company in their ticketing system:

h.	Time and date of the transaction in question:

i.	Subscriber’s location:

j.	<Handset type>:

k.	Software version:

l.	Detailed description of the incident:

m.	Troubleshooting done:

n.	Other comments:

o.	Partner contact name/number/email:

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5.	Escalation Management Processes

5.1.	[*]’s Technical Issue Escalation Process

5.1.1.	Escalation Steps

1. Company’s partner gathers information from Subscriber regarding [*] Services related incident and does initial troubleshooting.

2. Company gathers information from the partner regarding [*] Services related incident and performs appropriate actions pursuant to Company’s “Incident Responsibilities” defined above.

3. If Company is unable to resolve a Subscriber incident (after having made commercially reasonable efforts to do so), such incident will be escalated to [*] Services Partner Support. Company will escalate incident using Premier Online and [*] contact information pursuant to the reporting process procedures defined in “Incident Definitions and Handling Process” and “Technical Issue Escalation Contacts”.

4. [*] Services related incidents escalated by Company to [*] Services Partner Support will have a support incident created in [*]’s Incident Management System.

5. [*]’s Global Escalation and Solutions Team (GEST) will accept the incoming support incident.

6. GEST will validate incident repro steps provided by Company, perform initial troubleshooting, offer resolution if possible and triage the incident for escalation as necessary.

7. GEST’s escalation triage of an incident includes determining whether the incident is related to the operations of [*] Services or a problem with an [*] Product.

7a.	Issues with the operations of [*] Services are escalated by GEST to the [*] Operations team.

7b.	Issues with an [*] Product are escalated by GEST to the [*] Product Group.

5.1.2.	Escalation Flow Diagram

5.1.3.	Technical Issue Escalation Contacts

For technical issues, the following escalation list should be used.

Table 6

Within [*]
Escalation Order	Trigger	Contact	Details
1	Incident Submission	[*] Services Partner Support: Global Escalation and Solution Team (GEST) • [*] • [*]
Severity A:
• Preferred Submission: Submit incident through Premier Online as Severity B, then contact GEST via 24/7 number to escalate incident to Severity A.
• Alternate Submission: Submit incident by directly contacting GEST via 24/7 phone number.

Severity B:
• Submit incident through Premier Online.

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2	No response from GEST within Initial Response goal	GEST 24/7 Phone	Contact GEST team for update via 24/7 phone and request that the on-duty tech lead or manager be paged.
3	No satisfaction from GEST response	[*]	• If unsatisfactory or no response from GEST, escalate to SAM. • Contact SAM either directly or contact GEST via 24/7 phone to have the SAM paged.
4	No response from PM	[*]

5.2.	Company Technical Issue Escalation Process

5.2.1.	Escalation Steps

5.2.2.	Escalation Flow Diagram

[*]

5.2.3.	Escalation Contact Table

Table 7

Within Partner
Escalation Order	Trigger	Contact	Details
1	Incident Submission	<TBD>	<TBD>
2	No response to GEST	<TBD>	<TBD>
3	<TBD>	<TBD>	<TBD>
4	<TBD>	<TBD>	<TBD>
5	<TBD>	<TBD>	<TBD>

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5.3.	Business Issue Escalation Contacts

Service issues that remain unresolved by either Company or [*] must be escalated in sequence to organizational members to raise the visibility of problematic issues. Each escalation requires an assessment of the problem and recommendation on next steps. Progress or lack of must be reported to all parties and additional remediation steps called out to be followed. If the issue is remains unresolved, an exit strategy for the issue must be called out by the management team.

For non-technical issues, the following escalation list should be used.

Table 8

Within [*]
Escalation Order	Contact	Details
1	Support Account Manager (SAM) [*] Partner Support
2	Support Program Manager (SPM) [*] Partner Support
Partner Operations Manager (POM) [*] Operations
Deployment Program Manager [*] Mobile Product Group
3	Partner Manager [*] Partner Management
Group Program Manager [*] Partner Support
Group Program Manager, Deployment [*] Mobile Product Group
Group Program Manager, [*] Partner Operations
4	Director [*] Partner Operations
Director [*] Partner Support
General Manager [*] Mobile Product Group
Director (or Senior Director) [*] Partner Management

Table 9

Within Company
Escalation Order	Contact	Details
1	TBD
2

3

4

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6.	Service Notifications and Change Control Management

6.1.	Notifications by [*]

[*] will ensure that any planned maintenance events under its span of control will be executed in a well-coordinated manner. Proper execution includes advance notification, as stated in below, to Company.

6.1.1.	Service Interruptions and Advanced Notification Requirements

It is expected that occasional downtime will be required to maintain and enhance the [*] Services. [*] will provide Company with at least [*] advance notice of all planned maintenance activities that will or could result in service interruptions, and that will have a direct impact on the [*] Services.

[*] will make commercially reasonable efforts to provide Company with at least [*] notice prior to any planned emergency outages of the services running in production environments. For the pre-production environments, [*] will make commercially reasonable efforts to provide at least [*] prior notice for planned outages. The timeframes for notifications are summarized in the following table:

Table 10

Type	Notification Goal
Patch/Upgrade	[*]
Planned Maintenance	[*]
Major Release	[*]
Unscheduled or unplanned service incidents for Severity A issues	[*]
Cancelling Planned Maintenance	[*]

6.1.2.	Communicating [*] Service Interruptions

[*] will make commercially reasonable efforts to send email notifications to Company in the event that there is a severe degradation in the performance and/or availability of any contracted service, as determined by [*] in good faith.

[*] Service outages will be classified by the following [*] Operations priorities:

Table 11

[*] Operations Priority	[*] Support Severity	Description	Post Mortem
Pri 1	Severity A	High Priority Outage	TAM Provided
Pri 2	Severity B	Multi User Issue	TAM Provided upon partner request
Pri 3	Severity C	Single User Issue	None

Company will not forward [*] notifications directly to its partners, agencies, or intermediaries. Company will ensure any contact information in the [*] services notification refers Company’s partners, agencies, or intermediaries back to Company, and not to [*] Services Partner Support.

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6.2.	Notifications by Company

6.2.1.	Service Interruptions and Advanced Notification Requirements

a.	If it is necessary for Company to suspend service which causes an outage for scheduled maintenance, Company shall give no less than [*] notice of such maintenance.

b.
For Company significant marketing or new product launch events, Company should request from [*] dates of planned service upgrades or maintenance activities which could negatively impact Company’s event. Company should provide at least [*] notice and must recognize that activities already planned by [*] may not be able to be moved.

6.2.2.	Unplanned Service Interruption Notification from Company

If it is necessary for Company to suspend service which causes an outage for scheduled maintenance, Company shall give no less than [*] notice of such maintenance.

6.2.3.	Canceling Planned Service Interruptions

In the event that Company needs to cancel a planned service interruption, Company should attempt to notify [*] at least [*] prior to the scheduled start time of the maintenance window.

6.2.4.	Communicating Partner Service Interruptions

Company will communicate Company planned and unplanned service incidents to [*] according to the following procedure:

a.	Company will contact [*] as specified in “Escalation Management”.

b.	Escalations should be accompanied by reference incident information to include:

•	Incident Case ID

•	Services affected.

•	Start time of incident.

•	Current status of repair.

•	User impact.

•	Summary of actions taken to resolve problem

•	Steps needed to reproduce problem

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7.	Reporting

7.1. Post-Mortem Reports

The purpose of the Post-Mortem Report is to identify the origin of an incident and corrective actions which can be taken to prevent its reoccurrence. Post-Mortem Reports shall be limited to incidents classified as Severity A and B, unless otherwise agreed to by the Parties. [*] may, at its option, provide Company with a post mortem report following a Severity A or B incident.

Root Cause Analysis will be delivered to Company as soon as practicable by [*]. [*] will provide a written Post Mortem report for [*] Severity A incidents within [*] of close of the engineering incident Post Mortems. Post mortems will be delivered by SAM or Operations contact during regularly scheduled meetings or other mutually agreed to time.

7.2. [*] Services Support Metrics Reports

Each [*], [*] will provide Company with a report identifying the following information:

1.	The total number of incidents opened and closed each [*], segregated by severity level,

2.	The number of Severity A and Severity B incidents created, segregated by [*] Service, and

3.	The outstanding open incidents from the previous [*], if any.

7.3. Company Support Metrics

Each [*] Company should provide [*] with a report identifying the following information:

1.	The total number of customer care incidents created each [*].

2.	The total number of [*] related incidents created each [*].

3.	The total number of tickets escalated to [*] Services Partner Support.

4.	The top incident categories for [*] and numbers of incidents per category (eg. client issues, error messages, setup or configuration, passport issues, [*] question).

5.	[*] customer satisfaction rating (survey - every [*])

6.	Company satisfaction rating (survey - every [*])

Exhibit D

“Marks”

A. [*] Marks & Guidelines:

[*]

1.	The [*] Marks shown above may be used solely on promotional and marketing materials regarding the Services, as such are more fully described in the Marketing Plan.

2.	Company’s name, logo, or trademark must appear on any materials where the [*] Marks are used, and must be larger and more prominent than the [*] Marks.

3.	The [*] Marks may not be used in any manner that expresses or implies [*]’s affiliation, sponsorship, endorsement, certification, or approval, other than as contemplated by this Agreement.

4.	Company shall not use the [*] Marks in association with any third party trademarks in a manner that creates potential confusion as to ownership of the [*] Marks.

5.	The [*] Marks may not be included in any non-[*] trade name, business name, domain name, product or service name, logo, trade dress, design, slogan, or other trademark.

6.
The [*] Marks may only be used as provided by [*]. Except for size, the [*] Marks may not be altered in any manner, including proportions, colors, elements, etc., or animated, morphed, or otherwise distorted in perspective or dimensional appearance.

7.	The [*] Marks may not be combined with any other object, including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols.

8.
The [*] Marks must stand alone. A minimum amount of empty space must surround the [*] Marks separating it from any other object, such as type, photography, borders, edges, and so on. The required area of empty space around the [*] Marks must be X, where X equals ½ the height of the [*] Marks.

9.	The [*] Marks shall include the appropriate ™ and/or ® symbol(s) as shown in this Exhibit.

10.
The [*] Marks shall be attributed to [*] in all materials where it is used, with the attribution clause: “[*], the [*] Logo, and [*] are either trademarks or registered trademarks of [*] in the United States and/or other countries.”

B. Company Marks & Guidelines:

11.	The Ogo, IXI Mobile and PMG logos shall be used according to the corresponding guidelines